Exhibit 7(c)

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                           FORM OF CUSTODIAN AGREEMENT

         AGREEMENT dated as of_______________, 2003 between THE NORTHERN TRUST COMPANY (the "Custodian") and USAA MUTUAL FUND, INC. (the "Customer"), on behalf of USAA S&P 500 INDEX FUND (the "Series").

         WHEREAS, the Customer may be organized with one or more series of shares, each of which shall represent an interest in a separate portfolio of Securities and Cash (each as hereinafter defined) (all such existing and additional series now or hereafter listed on Exhibit A being hereinafter referred to individually as a "Portfolio" and collectively, as the "Portfolios"); and

         WHEREAS, the Customer desires to appoint the Custodian as custodian on behalf of the Portfolios under the terms and conditions set forth in this Agreement, and the Custodian has agreed to so act as custodian.

         NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1. EMPLOYMENT OF CUSTODIAN. The Customer hereby employs the Custodian as custodian of all assets of each Portfolio which are delivered to and accepted by the Custodian or any Subcustodian (as that term is defined in Section 4) pursuant to the terms and conditions set forth herein. Without limitation, such assets shall include stocks and other equity interests of every type, evidences of indebtedness, other instruments representing same or rights or obligations to receive, purchase, deliver or sell same and other non-cash investment property of a Portfolio which is acceptable for deposit ("Securities") and cash from any source and in any currency ("Cash") (Securities and Cash, collectively, "Property"). The Custodian shall not be responsible for any property of a Portfolio held or received by the Customer or others and not delivered to the Custodian or any Subcustodian.

         2. MAINTENANCE OF SECURITIES AND CASH AT CUSTODIAN AND SUBCUSTODIAN LOCATIONS. Pursuant to Instructions, the Customer shall direct the Custodian to
(a) settle securities transactions and maintain cash in the country or other jurisdiction in which the principal trading market for such securities is located, where such securities are to be presented for payment or where such securities



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are acquired and (b) maintain  cash and cash  equivalents  in such  countries in amounts reasonably necessary to effect the Customer's transactions in such securities. Instructions to settle securities transactions in any country shall be deemed to authorize the holding of such Securities and Cash in that country.

         3. CUSTODY ACCOUNT. The Custodian agrees to establish and maintain one or more custody accounts on its books, each in the name of a Portfolio (each, an "Account") for any and all Property from time to time received and accepted by the Custodian or any Subcustodian for the account of such Portfolio. Upon delivery by the Customer to the Custodian of any Property belonging to a Portfolio, the Customer shall, by Instructions (as hereinafter defined in Section 14), specifically indicate to which Portfolio such Property belongs, or if such Property belongs to more than one Portfolio, shall allocate such Property to the appropriate Portfolios. The Custodian shall allocate such Property to each Account in accordance with the Instructions; PROVIDED THAT the Custodian shall have the right, in its sole discretion, to refuse to accept any Property that is not in proper form for deposit for any reason. The Customer, on behalf of each Portfolio, acknowledges its responsibility as a principal for all of its obligations to the Custodian arising under or in connection with this Agreement, warrants its authority to deposit in the appropriate Account any Property received therefor by the Custodian or a Subcustodian and to give, and authorize others to give, instructions relative thereto. The Custodian may deliver securities of the same class in place of those deposited in an Account.

         The Custodian shall hold, keep safe and protect as custodian for each Account, on behalf of the Customer, all Property in such Account. All transactions, including, but not limited to, foreign exchange transactions involving the Property, shall be executed or settled solely in accordance with Instructions (which shall specifically reference the Account for which such transaction is being settled), except that until the Custodian receives Instructions to the contrary, the Custodian will:

         (a) collect all interest and dividends and all other income and payments, whether paid in cash or in kind, on the Property, as the same become payable and credit the same to the appropriate Account;

         (b) present for payment all Securities held in an Account which are called, redeemed or retired or otherwise become payable and all coupons and other income items which call for payment upon presentation to the extent that the Custodian or Subcustodian is


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actually aware of such  opportunities and hold the cash received in such Account pursuant to this Agreement;

         (c) (i) exchange Securities where the exchange is purely ministerial (including, without limitation, the exchange of temporary securities for those in definitive form and the exchange of warrants, or other documents of entitlement to securities, for the Securities themselves) and (ii) when notification of a tender or exchange offer (other than ministerial exchanges described in (i) above) is received for an Account, endeavor to receive Instructions, provided that if such Instructions are not received in time for the Custodian to take timely action, no action shall be taken with respect thereto;

         (d) whenever notification of a rights entitlement or a fractional interest resulting from a rights issue, stock dividend or stock split is received for an Account and such rights entitlement or fractional interest bears an expiration date, if after endeavoring to obtain Instructions such Instructions are not received in time for the Custodian to take timely action or if actual notice of such actions was received too late to seek Instructions, sell in the discretion of the Custodian (which sale the Customer hereby authorizes the Custodian to make) such rights entitlement or fractional interest and credit the appropriate Account with the net proceeds of such sale;

         (e) execute in the Customer's name for an Account, whenever the Custodian deems it appropriate, such ownership and other certificates as may be required to obtain the payment of income from the Property in such Account;

         (f) pay for each Account, any and all taxes and levies in the nature of taxes imposed on interest, dividends or other similar income on the Property in such Account by any governmental authority. In the event there is insufficient Cash available in an Account to pay such taxes and levies, the Custodian shall notify the Customer of the amount of the shortfall and the Customer, at its option, may deposit additional Cash in such Account or take steps to have sufficient Cash available. The Customer agrees, when and if requested by the Custodian and required in connection with the payment of any such taxes to cooperate with the Custodian in furnishing information, executing documents or otherwise; and

         (g) appoint brokers and agents for any of the ministerial transactions involving the Securities described in (a) - (f), including, without limitation, affiliates of the Custodian or any Subcustodian.



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         4. SUBCUSTODIANS AND SECURITIES  SYSTEMS.  The Customer  authorizes and instructs the Custodian to hold the Property in each Account in custody accounts which have been established by the Custodian with (a) one of its U.S. branches or another U.S. bank or trust company or branch thereof located in the U.S. which is itself qualified under the Investment Company Act of 1940, as amended ("1940 Act"), to act as custodian (individually, a "U.S. Subcustodian"), or a U.S. securities depository or clearing agency or system in which the Custodian or a U.S. Subcustodian participates (individually, a "U.S. Securities System") or (b) one of its non-U.S. branches or majority-owned non-U.S. subsidiaries, a non-U.S. branch or majority-owned subsidiary of a U.S. bank or a non-U.S. bank or trust company, acting as custodian (individually, a "non-U.S. Subcustodian"; U.S. Subcustodians and non-U.S. Subcustodians, collectively, "Subcustodians"), or a non-U.S. depository or clearing agency or system in which the Custodian or any Subcustodian participates (individually, a "non-U.S. Securities System";
"U.S.  Securities  System"  and  "non-U.S.  Securities  System",   collectively,
"Securities System"), PROVIDED that in each case in which a U.S. Subcustodian or U.S. Securities System is employed, each such Subcustodian or Securities System shall have been approved by Instructions; PROVIDED FURTHER that in each case in which a non-U.S. Subcustodian or non-U.S. Securities System is employed, (a) such Subcustodian or Securities System either is (i) a "qualified U.S. bank" as defined by Rule 17f-5 under the 1940 Act ("Rule 17f-5") or (ii) an "eligible foreign custodian" within the meaning of Rule 17f-5 or such Subcustodian or Securities System is the subject of an order granted by the U.S. Securities and Exchange Commission ("SEC") exempting such agent or the subcustody arrangements thereto from all or part of the provisions of Rule 17f-5 and (b) the agreement between the Custodian and such non-U.S. Subcustodian has been approved by Instructions; it being understood that the Custodian shall have no liability or responsibility for determining whether the approval of any Subcustodian or Securities System has been proper under the 1940 Act or any rule or regulation thereunder.

         Upon receipt of Instructions, the Custodian agrees to cease the employment of any Subcustodian or Securities System with respect to the Customer, and if desirable and practicable, appoint a replacement subcustodian or securities system in accordance with the provisions of this Section. In addition, the Custodian may, at any time in its discretion, upon written notification to the Customer, terminate the employment of any Subcustodian or Securities System.

         Upon request of the Customer, the Custodian shall deliver to the Customer annually a certificate stating: (a) the identity of each

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non-U.S.  Subcustodian and non-U.S.  Securities  System then acting on behalf of the Custodian and the name and address of the governmental agency or other regulatory authority that supervises or regulates such non-U.S Subcustodian and
non-U.S.   Securities   System;   (b)  the  countries  in  which  each  non-U.S.
Subcustodian or non-U.S. Securities System is located; and (c) so long as Rule 17f-5 requires the Customer's Board of Directors to directly approve its foreign
custody   arrangements,   such  other  information  relating  to  such  non-U.S.
Subcustodians and non-U.S. Securities Systems as may reasonably be requested by the Customer to ensure compliance with Rule 17f-5. So long as Rule 17f-5 requires the Customer's Board of Directors to directly approve its foreign custody arrangements, the Custodian also shall furnish annually to the Customer information concerning such non-U.S. Subcustodians and non-U.S. Securities Systems similar in kind and scope as that furnished to the Customer in connection with the initial approval of this Agreement. The Custodian agrees to promptly notify the Customer if, in the normal course of its custodial activities, the Custodian has reason to believe that any non-U.S. Subcustodian or non-U.S. Securities System has ceased to be a qualified U.S. bank or an eligible foreign custodian each within the meaning of Rule 17f-5 or has ceased to be subject to an exemptive order from the SEC.

         5. USE OF SUBCUSTODIAN. With respect to Property in an Account which is maintained by the Custodian in the custody of a Subcustodian employed pursuant to Section 4:

         (a) The Custodian will identify on its books as belonging to the Customer on behalf of a Portfolio, any Property held by such Subcustodian.

         (b) Any Property in an Account held by a Subcustodian will be subject only to the instructions of the Custodian or its agents unless otherwise agreed between Customer and Custodian.

         (c) Property deposited with a Subcustodian will be maintained in an account holding only assets for customers of the Custodian.

         (d) Any agreement the Custodian shall enter into with a non-U.S. Subcustodian with respect to the holding of Property shall require that (i) the Account will be adequately indemnified or its losses adequately insured; (ii) the Securities are not subject to any right, charge, security interest, lien or claim of any kind in favor of such Subcustodian or its creditors except a claim for payment in accordance with such agreement for their safe custody or administration and expenses related thereto, (iii) beneficial ownership of such Securities be freely transferable without the


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payment of money or value  other than for safe  custody  or  administration  and expenses related thereto, (iv) adequate records will be maintained identifying the Property held pursuant to such Agreement as belonging to the Custodian, on behalf of its customers and (v) to the extent permitted by applicable law, officers of or auditors employed by, or other representatives of or designated by, the Custodian, including the independent public accountants of or designated by, the Customer be given access to the books and records of such Subcustodian relating to its actions under its agreement pertaining to any Property held by it thereunder or confirmation of or pertinent information contained in such books and records be furnished to such persons designated by the Custodian.

         6. USE OF SECURITIES SYSTEM. With respect to Property in the Account(s) which are maintained by the Custodian or any Subcustodian in the custody of a Securities System employed pursuant to Section 4:

         (a) The Custodian shall, and the Subcustodian will be required by its agreement with the Custodian to, identify on its books such Property as being held for the account of the Custodian or Subcustodian for its customers.

         (b) Any Property held in a Securities System for the account of the Custodian or a Subcustodian will be subject only to the instructions of the Custodian or such Subcustodian, as the case may be.

         (c) Property deposited with a Securities System will be maintained in an account holding only assets for customers of the Custodian or Subcustodian, as the case may be, unless precluded by applicable law, rule, or regulation.

         (d) The Custodian shall provide the Customer with any report obtained by the Custodian on the Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the Securities System.

         7. AGENTS. The Custodian may at any time or times in its sole discretion appoint (or remove) any other U.S. bank or trust company which is itself qualified under the 1940 Act to act as custodian, as its agent to carry out such of the provisions of this Agreement as the Custodian may from time to time direct; PROVIDED, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder.

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         8. RECORDS, OWNERSHIP OF PROPERTY, STATEMENTS,  OPINIONS OF INDEPENDENT
CERTIFIED PUBLIC Accountants.

         (a) The ownership of the Property whether Securities, Cash and/or other property, and whether held by the Custodian or a Subcustodian or in a Securities System as authorized herein, shall be clearly recorded on the Custodian's books as belonging to the appropriate Account and not for the Custodian's own interest. The Custodian shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions for each Account. All accounts, books and records of the Custodian relating thereto shall be open to inspection and audit at all reasonable times during normal business hours by any person designated by the Customer. All such accounts shall be maintained and preserved in the form reasonably requested by the Customer. The Custodian will supply to the Customer from time to time, as mutually agreed upon, a statement in respect to any Property in an Account held by the Custodian or by a Subcustodian. In the absence of the filing in writing with the Custodian by the Customer of exceptions or objections to any such statement within sixty (60) days of the mailing thereof, the Customer shall be deemed to have approved such statement and in such case or upon written approval of the Customer of any such statement, such statement shall be presumed to be for all purposes correct with respect to all information set forth therein.

         (b) The Custodian shall take all reasonable action as the Customer may request to obtain from year to year favorable opinions from the Customer's independent certified public accountants with respect to the Custodian's activities hereunder in connection with the preparation of the Customer's Form N-1A and the Customer's Form N-SAR or other periodic reports to the SEC and with respect to any other requirements of the SEC.

         (c) At the request of the Customer, the Custodian shall deliver to the Customer a written report prepared by the Custodian's independent certified public accountants with respect to the services provided by the Custodian under this Agreement, including, without limitation, the Custodian's accounting system, internal accounting control and procedures for safeguarding Cash and Securities, including Cash and Securities deposited and/or maintained in a securities system or with a Subcustodian. Such report shall be of sufficient scope and in sufficient detail as may reasonably be required by the Customer and as may reasonably be obtained by the Custodian.

         (d) The Customer may elect to participate in any of the electronic on-line service and communications systems offered by

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the Custodian which can provide the Customer, on a daily basis, with the ability to view on-line or to print on hard copy various reports of Account activity and of Securities and/or Cash being held in any Account. To the extent that such service shall include market values of Securities in an Account, the Customer hereby acknowledges that the Custodian now obtains and may in the future obtain information on such values from outside sources that the Custodian considers to be reliable and the Customer agrees that the Custodian (i) does not verify nor represent or warrant either the reliability of such service nor the accuracy or completeness of any such information furnished or obtained by or through such service and (ii) shall be without liability in selecting and utilizing such service or furnishing any information derived therefrom.

         9. HOLDING OF SECURITIES, NOMINEES, ETC. Securities in an Account which are held by the Custodian or any Subcustodian may be held by such entity in the name of the Customer, on behalf of the appropriate Portfolio, in the Custodian's or Subcustodian's name, in the name of the Custodian's, Subcustodian's or Securities System's nominee, or in bearer form. Securities that are held by a Subcustodian or which are eligible for deposit in a Securities System as provided above may be maintained with the Subcustodian or the Securities System in an account for the Custodian's or Subcustodian's customers, unless prohibited by law, rule, or regulation. The Custodian or Subcustodian, as the case may be, may combine certificates representing Securities held in an Account with certificates of the same issue held by it as fiduciary or as a custodian. In the event that any Securities in the name of the Custodian or its nominee or held by a Subcustodian and registered in the name of such Subcustodian or its nominee are called for partial redemption by the issuer of such Security, the Custodian may, subject to the rules or regulations pertaining to allocation of any Securities System in which such Securities have been deposited, allot, or cause to be allotted, the called portion of the respective beneficial holders of such class of security in any manner the Custodian deems to be fair and equitable.

         10. PROXIES, ETC. With respect to any proxies, notices, reports or other communications relative to any of the Securities in any Account, the Custodian shall perform such services and only such services relative thereto as are (i) set forth in Section 3 of this Agreement, (ii) described in Exhibit B attached hereto (as such service therein described may be in effect from time to time) (the "Proxy Service") and (iii) as may otherwise be agreed upon between the Custodian and the Customer. The liability and responsibility of the Custodian in connection with the Proxy Service referred to in (ii) of the immediately preceding sentence and in connection with any additional services which the Custodian

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and the  Customer  may  agree  upon as  provided  in  (iii)  of the  immediately preceding sentence shall be as set forth in the description of the Proxy Service and as may be agreed upon by the Custodian and the Customer in connection with the furnishing of any such additional service and shall not be affected by any other term of this Agreement. Neither the Custodian nor its nominees or agents shall vote upon or in respect of any of the Securities in an Account, execute any form of proxy to vote thereon, or give any consent or take any action (except as provided in Section 3) with respect thereto except upon the receipt of Instructions relative thereto.

         11. SEGREGATED ACCOUNT. To assist the Customer in complying with the requirements of the 1940 Act and the rules and regulations thereunder, the Custodian shall, upon receipt of Instructions, establish and maintain a segregated account or accounts on its books for and on behalf of a Portfolio.

         12. SETTLEMENT PROCEDURES.

         (a) The proceeds from the sale or exchange of Securities will be credited and the cost of such Securities purchased or acquired will be debited to the Account in accordance with the schedule specified in the Custodian's operating guidelines in effect from time to time. Upon the execution and delivery of this Agreement, the Customer acknowledges receipt of the Custodian's operating guidelines in effect on the date hereof. Notwithstanding the preceding sentence, settlement and payment for Securities received for an Account and delivery of Securities maintained for an Account may be effected in accordance with the customary or established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering Securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such Securities from such purchaser or dealer. The Custodian shall not be liable for any loss which results from effecting transactions in accordance with the customary or established securities trading or securities processing practices and procedures in the applicable jurisdiction or market.

         (b) The Custodian shall not be required to comply with any Instructions to settle the purchase of any securities for an Account, unless there are sufficient immediately available funds in the Account, PROVIDED THAT, if, after all expenses, debits and withdrawals ("Debits") applicable to the Account have been made and if after all Conditional Credits, as defined below, applicable to


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the Account have been made final  entries as set forth in (d) below,  the amount of immediately available funds in such Account is at least equal to the aggregate purchase price of all securities for which the Custodian has received Instructions to settle on that date ("Settlement Date"), the Custodian, upon settlement, shall credit the Securities to an Account by making a final entry on its books and records.

         (c) Notwithstanding the foregoing, if, after all Debits applicable to the Account have been made, there remains outstanding any Conditional Credit applicable to the Account or the amount of immediately available funds in such Account is less than the aggregate purchase price of all securities for which the Custodian has received Instructions to settle on the Settlement Date, the Custodian, upon settlement, may credit the securities to the applicable Account by making a conditional entry on its books and records ("Conditional Credit"), pending receipt of sufficient immediately available funds in the Account.

         (d) If, within a reasonable time from the posting of a Conditional Credit and after all Debits applicable to the Account have been made, immediately available funds at least equal to the aggregate purchase price of all securities subject to a Conditional Credit on a Settlement Date are deposited into the Account, the Custodian shall make the Conditional Credit a final entry on its books and records. In such case, the Customer shall be liable to the Custodian only for late charges at a rate mutually agreed upon in writing by the Custodian and the Customer.

         (e) If, within a reasonable time from the posting of a Conditional Credit and after all Debits applicable to the Account have been made, immediately available funds at least equal to the aggregate purchase price of all securities subject to a Conditional Credit on a Settlement Date are not deposited into the Account, the Customer, authorizes the Custodian, as agent, to sell the securities and credit the applicable Account with the proceeds of such sale. In such case, the Customer shall be liable to the Custodian for any deficiencies, out-of-pocket costs and expenses associated with the sale of the securities, including but not limited to, shortfalls in the sales proceeds.

         (f) The Customer agrees that it will not use the Account to facilitate the purchase of securities without sufficient funds in the Account (which funds shall not include the proceeds of the sale of the purchased securities).

         13. PERMITTED TRANSACTIONS. The Customer agrees that it will cause transactions to be made pursuant to this Agreement only upon

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Instructions in accordance Section 14 and only for the purposes listed below.

         (a) In connection with the purchase or sale of Securities at prices as confirmed by Instructions.

         (b) When Securities are called, redeemed or retired, or otherwise become payable.

         (c) In exchange for or upon conversion into other securities alone or other securities and cash pursuant to any plan or merger, consolidation, reorganization, recapitalization or readjustment.

         (d) Upon conversion of Securities pursuant to their terms into other securities.

         (e) Upon exercise of subscription, purchase or other similar rights represented by Securities.

         (f) For the payment of interest, taxes, management or supervisory fees, distributions or operating expenses.

         (g) In connection with any borrowings by the Customer requiring a pledge of Securities, but only against receipt of amounts borrowed.

         (h) In connection with any loans, but only against receipt of collateral as specified in Instructions which shall reflect any restrictions applicable to the Customer.

         (i) For the purpose of redeeming shares of the capital stock of the Customer against delivery of the shares to be redeemed to the Custodian, a Subcustodian or the Customer's transfer agent.

         (j) For the purpose of redeeming in kind shares of the Customer against delivery of the shares to be redeemed to the Custodian, a Subcustodian or the Customer's transfer agent.

         (k) For delivery in accordance with the provisions of any agreement among the Customer, on behalf of a Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 and a member of the National Association of Securities Dealers, Inc., relating to compliance with the rules of The Options Clearing Corporation, the Commodities Futures Trading Commission and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Customer.

         (l) For release of Securities to designated brokers under covered call options, PROVIDED, HOWEVER, that such Securities shall be released only upon payment to the Custodian of monies for the premium due and a receipt for the Securities which are to be held in escrow. Upon exercise of the option, or at expiration, the Custodian will receive the Securities previously deposited from the broker. The Custodian will act strictly in accordance with Instructions in the delivery of Securities to be held in escrow and will have no responsibility or liability for any such Securities which are not returned promptly when due other than to make proper request for such return.

         (m) For spot or forward foreign exchange transactions to facilitate security trading or receipt of income from Securities related transactions.

         (n) Upon the termination of this Agreement as set forth in Section 20.

         (o) For other proper purposes.

         The Customer agrees that the Custodian shall have no obligation to verify the purpose for which a transaction is being effected and shall have no liability, subject to the provisions of Section 14, for following an Instruction in connection with a transaction not provided for above.

         14. INSTRUCTIONS. The term "Instructions" means instructions from the Customer in respect of any of the Custodian's duties hereunder which have been received by the Custodian at its address set forth in Section 21 below (i) in writing (including, without limitation, facsimile transmission) or by tested telex signed or given by such one or more person or persons as the Customer shall have from time to time authorized in writing to give the particular class of Instructions in question and whose name and (if applicable) signature and office address have been filed with the Custodian, or (ii) which have been transmitted electronically through an electronic on-line service and communications system offered by the Custodian or other electronic instruction system acceptable to the Custodian, subject to such additional terms and conditions the Custodian may reasonably require or (iii) a telephonic or oral communication by one or more persons as the Customer shall have from time to time authorized to give the particular class of Instructions in question and whose name has been filed with the Custodian; or (iv) upon receipt of such other form of instructions as the Customer may from time to time authorize in writing and which the Custodian has agreed in writing to accept. Instructions in the form of oral communications shall be confirmed by the Customer by tested telex or writing in the manner set forth in clause (i) above, but the lack of such confirmation shall in no way affect any action taken by the Custodian in reliance upon such oral instructions prior to the Custodian's receipt of such confirmation. Instructions may relate to specific transactions or to types or classes of transactions, and may be in the form of standing instructions.

         The Custodian shall have the right to assume in the absence of notice to the contrary from the Customer that any person whose name is on file with the Custodian pursuant to this Section has been authorized by the Customer to give the Instructions in question and that such authorization has not been revoked. The Custodian may act upon and conclusively rely on, without any liability to the Customer or any other person or entity for any losses resulting therefrom, any Instructions reasonably believed by it to be furnished by the proper person or persons as provided above.

         15. STANDARD OF CARE. The Custodian shall be responsible for the performance of only such duties as are set forth herein or contained in Instructions given to the Custodian which are not the contrary to the provisions of this Agreement. The Custodian will use reasonable care with respect to the safekeeping of Property in each Account and, except as otherwise expressly provided herein, in carrying out its obligations under this Agreement. So long as and to the extent that it has exercised reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any Property or other property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon, and may conclusively rely on, without liability for any loss resulting therefrom, any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed or furnished by the proper party or parties, including, without limitation, Instructions, and shall be indemnified by the Customer for any losses, damages, costs and expenses (including, without limitation, the fees and expenses of counsel) incurred by the Custodian and arising out of action taken or omitted with reasonable care by the Custodian hereunder or under any Instructions. The Custodian shall be liable to the Customer for any act or omission to act of any Subcustodian to the same extent as if the Custodian committed such act itself, PROVIDED THAT if Customer by Instructions selects any U.S. Subcustodian or a non-U.S. Subcustodian which, at the time of selection is no part of the Custodian's existing global custody network, the Custodian shall be only liable for its own negligence. With respect to a Securities System, the Custodian shall only be responsible or liable for losses arising from employment of such Securities System caused by the Custodian's own failure to exercise reasonable care. In the event of any loss to the Customer by reason of the failure of the Custodian or a Subcustodian to utilize reasonable care, the Custodian shall be liable to the Customer to the extent of the Customer's actual damages at the time such loss was discovered without reference to any special conditions or circumstances. In no event shall the Custodian be liable for any consequential or special damages. The Custodian shall be entitled to rely, and may act, on advice of counsel (who may be counsel for the Customer) on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice.

         In the event the Customer subscribes to an electronic on-line service and communications system offered by the Custodian, the Customer shall be fully responsible for the security of the Customer's connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards with respect thereto and agree to defend and indemnify the Custodian and hold the Custodian harmless from and against any and all losses, damages, costs and expenses (including the fees and expenses of counsel) incurred by the Custodian as a result of any improper or unauthorized use of such terminal by the Customer or by any others.

         All collections of funds or other property paid or distributed in respect of Securities in an Account, including funds involved in third-party foreign exchange transactions, shall be made at the risk of the Customer.

         Subject to the exercise of reasonable care, the Custodian shall have no liability for any loss occasioned by delay in the actual receipt of notice by the Custodian or by a Subcustodian of any payment, redemption or other transaction regarding Securities in each Account in respect of which the
Custodian has agreed to take action as provided in Section 3 hereof. The Custodian shall not be liable for any loss resulting from, or caused by, or resulting from acts of governmental authorities (whether de jure or de facto), including, without limitation, nationalization, expropriation, and the imposition of currency restrictions; devaluations of or fluctuations in the value of currencies; changes in laws and regulations applicable to the banking or securities industry; market conditions that prevent the orderly execution of securities transactions or affect the value of Property; acts of war, terrorism, insurrection or revolution; strikes or work stoppages; the inability of a local clearing and settlement system to settle transactions for reasons beyond the control of the Custodian; hurricane, cyclone, earthquake, volcanic eruption, nuclear fusion, fission or radioactivity, or other acts of God.

         The Custodian shall have no liability in respect of any loss, damage or expense suffered by the Customer, insofar as such loss, damage or expense arises from the performance of the Custodian's duties hereunder by reason of the Custodian's reliance upon records that were maintained for the Customer by entities other than the Custodian prior to the Custodian's employment under this Agreement.

         The provisions of this Section shall survive termination of this Agreement.

         16. INVESTMENT LIMITATIONS AND LEGAL OR CONTRACTUAL RESTRICTIONS OR REGULATIONS. The Custodian shall not be liable to the Customer and the Customer agrees to indemnify the Custodian and its nominees, for any loss, damage or expense suffered or incurred by the Custodian or its nominees arising out of any violation of any investment restriction or other restriction or limitation applicable to the Customer or any Portfolio pursuant to any contract or any law or regulation. The provisions of this Section shall survive termination of this Agreement.

         17. FEES AND EXPENSES. The Customer agrees to pay to the Custodian such compensation for its services pursuant to this Agreement as may be mutually agreed upon in writing from time to time and the Custodian's reasonable out-of-pocket or incidental expenses in connection with the performance of this Agreement, including (but without limitation) legal fees as described herein and/or deemed necessary in the judgment of the Custodian to keep safe or protect the Property in an Account. The Customer hereby agrees to hold the Custodian harmless from any liability or loss resulting from any taxes or other governmental charges, and any expense related thereto, which may be imposed, or assessed with respect to any Property in an Account and also agrees to hold the Custodian, its Subcustodians, and their respective nominees harmless from any liability as a record holder of Property in such Account. The Custodian is authorized to charge the applicable Account for such items and the Custodian shall have a lien on the Property in the applicable Account for any amount payable to the Custodian under this Agreement, including, but not limited to, amounts payable pursuant to paragraph (e) of Section 12 and pursuant to indemnities granted by the Customer under this Agreement. The provisions of this Section shall survive the termination of this Agreement.

         18. TAX RECLAIMS. With respect to withholding taxes deducted and which may be deducted from any income received from any Property in an Account, the Custodian shall perform such services with respect thereto as are described in Exhibit C, attached hereto, and shall in connection therewith be subject to the standard of care set forth in such Exhibit C. Such standard of care shall not be affected by any other term of this Agreement.

         19. AMENDMENT, MODIFICATIONS, ETC. No provision of this Agreement may be amended, modified or waived except in a writing signed by the parties hereto. No waiver of any provision hereto shall be deemed a continuing waiver unless it is so designated. No failure or delay on the part of either party in exercising any power or right under this Agreement operates as a waiver, nor does any single or partial exercise of any power or right preclude any other or further exercise thereof or the exercise of any other power or right.

         20. TERMINATION.

         (a) TERMINATION OF ENTIRE AGREEMENT. This Agreement may be terminated by the Customer at any time by written notice or by the Custodian by the giving of one hundred twenty (120) days written notice to the Customer; PROVIDED that such written notice by the Customer shall specify the names of the persons to whom the Custodian shall deliver the Securities in each Account and to whom the Cash in each Account shall be paid. If notice of termination is given by the Custodian, the Customer shall, within one hundred twenty (120) days following the giving of such notice, deliver to the Custodian a written notice specifying the names of the persons to whom the Custodian shall deliver the Securities in each Account and to whom the Cash in each Account shall be paid. In either case, the Custodian will deliver such Securities and Cash to the persons so specified, after deducting therefrom any amounts which the Custodian determines to be owed to it under Sections 12, 17, and 23. In addition, the Custodian may in its discretion withhold from such delivery such Cash and Securities as may be necessary to settle transactions pending at the time of such delivery. The Customer grants to the Custodian a lien and right of setoff against the Account and all Property held therein from time to time in the full amount of the foregoing obligations. If within one hundred twenty (120) days following the giving of a notice of termination by the Custodian, the Custodian does not receive from the Customer a written notice specifying the names of the persons to whom the Custodian shall deliver the Securities in each Account and to whom the Cash in such Account shall be paid, the Custodian, at its election, may deliver such Securities and pay such Cash to a bank or trust company doing business in the State of New York to be held and disposed of pursuant to the provisions of this Agreement, or may continue to hold such Securities and Cash until a written notice as aforesaid is delivered to the Custodian, provided that the Custodian's obligations shall be limited to safekeeping.

         (b) TERMINATION AS TO ONE OR MORE PORTFOLIOS. This Agreement may be terminated by the Customer as to one or more Portfolio(s) (but less than all of the Portfolios) at any time by delivery of an amended Exhibit A deleting such Portfolio(s). This Agreement may be terminated by the Custodian as to one or more Portfolio(s) (but less than all of the Portfolios) by delivery of an amended Exhibit A deleting such Portfolio(s), in which case termination as to such deleted Portfolio(s) shall take effect one hundred twenty (120) days after the date of such delivery, or such earlier time as mutually agreed. The execution and delivery of an amended Exhibit A which deletes one or more Portfolio(s) shall constitute a termination of this Agreement only with respect to such deleted Portfolio(s), shall be governed by the preceding provisions of
Section 20 as to the identification of a successor custodian and the delivery of Cash and Securities of the Portfolio(s) so deleted to such successor custodian, and shall not affect the obligations of the Custodian and the Customer hereunder with respect to the other Portfolio(s) set forth in Exhibit A, as amended from time to time.

         21. NOTICES. Except as otherwise provided in this Agreement, all requests, demands or other communications between the parties or notices in connection herewith (a) shall be in writing, hand delivered or sent by telex, telegram, cable, facsimile or other means of electronic communication agreed upon by the parties hereto addressed:

                  if to the Customer, to:

                           Roberto Galindo
                           9800 Fredericksburg Road, AO3W
                           San Antonio, Texas  78288
                           Phone:  (210) 498-7261
                           Facsimile:  (210) ____________

                  if to the Custodian, to:

                           Scott Denning
                           The Northern Trust Company
                           50 South LaSalle Street
                           Chicago, Illinois  60675
                           Phone:  (312) 630-1414
                           Facsimile:  (312) 444-5431

or in either case to such other address as shall have been furnished to the receiving party pursuant to the provisions hereof and (b) shall be deemed effective when received, or, in the case of a telex, when sent to the proper number and acknowledged by a proper answerback.

         22. SEVERAL OBLIGATIONS OF THE PORTFOLIOS. With respect to any obligations of the Customer on behalf of each Portfolio and each of its related Accounts arising out of this Agreement, the Custodian shall look for payment or satisfaction of any obligation solely to the assets and Property of the Portfolio and such Accounts to which such obligation relates as though the Customer had separately contracted with the Custodian by separate written instrument with respect to each Portfolio and its related Accounts.

         23. SECURITY FOR PAYMENT. To secure payment of all obligations due hereunder, the Customer hereby grants to the Custodian a continuing security interest in and right of setoff against each Account and all Property held therein from time to time in the full amount of such obligations; PROVIDED THAT, if there is more than one Account and the obligations secured pursuant to this Section can be allocated to a specific Account or the Portfolio related to such Account, such security interest and right of setoff will be limited to Property held for that Account only and its related Portfolio. Should the Customer fail to pay promptly any amounts owed hereunder, the Custodian shall be entitled to use available Cash in the Account or applicable Accounts, as the case may be, and to dispose of Securities in the Account or such applicable Account as is necessary. In any such case and without limiting the foregoing, the Custodian shall be entitled to take such other action(s) or exercise such other options, powers and rights as the Custodian now or hereafter has as a secured creditor under the New York Uniform Commercial Code or any other applicable law.

         24. REPRESENTATIONS AND WARRANTIES.

         (a) The Customer hereby represents and warrants to the Custodian that:

                  (i) the employment of the Custodian and the allocation of fees, expenses and other charges to any Account as herein provided, is not prohibited by law or any governing documents or contracts to which the Customer is subject;

                  (ii) the terms of this Agreement do not violate any obligation by which the Customer is bound, whether arising by contract, operation of law or otherwise;

                  (iii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon the Customer and each Portfolio in accordance with its terms; and

                  (iv) the Customer will deliver to the Custodian such evidence of such authorization as the Custodian may reasonably require, whether by way of a certified resolution or otherwise.

         (b) The Custodian hereby represents and warrants to the Customer that:

                  (i) the terms of this Agreement do not violate any obligation by which the Custodian is bound, whether arising by contract, operation of law or otherwise;

                  (ii) this Agreement has been duly authorized by appropriate action and when executed and delivered will be binding upon the Custodian in accordance with its terms;

                  (iii) the Custodian will deliver to the Customer such evidence of such authorization as the Customer may reasonably require, whether by way of a certified resolution or otherwise; and

                  (iv) the Custodian is qualified as a custodian under Section 26(a) of the 1940 Act and warrants that it will remain so qualified or upon ceasing to be so qualified shall promptly notify the Customer in writing.

         25. GOVERNING LAW AND SUCCESSORS AND ASSIGNS. This Agreement shall be governed by the law of the State of New York and shall not be assignable by either party, but shall bind the successors in interest of the Customer and the Custodian.

         26. PUBLICITY. Customer shall furnish to Custodian at its office referred to in Section 21 above, (a) at least ten (10) days prior to filing or first use, as the case may be, drafts of its registration statement on Form N-1A (including amendments) and prospectus supplements or amendments relating to the Customer, or (b) at least two (2) business day prior to filing or first use, as the case may be, as proposed advertising or sales literature relating to the Custodian. The Customer will not make any other written or oral representation about the Custodian without its prior written consent. The provisions of this Section shall survive the termination of this Agreement.

         27. SUBMISSION TO JURISDICTION. Any suit, action or proceeding arising out of this Agreement may be instituted in any State or Federal court sitting in the City of New York, State of

New York, United States of America, and the Customer irrevocably submits to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding and waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum.

         28. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by each of the parties hereto.

         29. CONFIDENTIALITY. The parties hereto agree that each shall treat confidentially the terms and conditions of this Agreement and all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required or requested to be disclosed by any bank or other regulatory examiner of the Custodian, Customer, or any Subcustodian, any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

         30. SEVERABILITY. If any provision of this Agreement is determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other provision of this Agreement.

         31. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter herein and supersedes all prior agreements and understandings relating to such subject matter. Notwithstanding the foregoing, nothing in this Agreement shall affect any other agreement between the parties related to other subject matters.

         32. HEADINGS. The headings of the paragraphs hereof are included for convenience of reference only and do not form a part of this Agreement.

                                          USAA MUTUAL FUND, INC.


                                          By:

                                          Title:


                                          THE NORTHERN TRUST COMPANY


                                          By:
                                          Title:

                                    EXHIBIT A

         To Custodian Agreement dated as of________, 2003 between The Northern Trust Company and USAA Mutual Fund, Inc.


                               LIST OF PORTFOLIOS


         The following is a list of Portfolio(s) referred to in the first WHEREAS clause of the above-referred to Custodian Agreement. Terms used herein as defined terms, unless otherwise defined, shall have the meanings ascribed to them in the above-referred to Custodian Agreement.



                  USAA S&P 500 Index Fund









Dated as of: ______, 2003           USAA MUTUAL FUND, INC.


                                       By:

                                       Title:

                                       THE NORTHERN TRUST COMPANY


                                       By:
                                       Title:

                                    EXHIBIT B


         To Custodian Agreement dated as of __________, 2003 between The Northern Trust Company and USAA Mutual Fund, Inc.

                                  PROXY SERVICE


         The  following is a  description  of the Proxy  Service  referred to in
Section 10 of the above referred to Custodian Agreement. Terms used herein as defined terms shall have the meanings ascribed to them therein, unless otherwise defined below.

         The Custodian currently provides proxy voting services, including event notification, voting for annual general meetings and extraordinary meetings, in partnership with the following market specialists:

         Institutional Shareholder Services (ISS), for all global proxy services ex-U.S. ADP, for U.S. proxy services

         Proxy voting services are currently provided in the markets listed below:

                 Argentina                              Malaysia
                 Australia                              Mexico
                 Austria                                Netherlands
                 Belgium                                New Zealand
                 Canada                                 Norway
                 China                                  Philippines
                 Czech Republic                         Poland
                 Denmark                                Portugal
                 Euroclear                              Singapore
                 Finland                                Slovak Republic
                 France                                 South Africa
                 Germany                                South Korea
                 Greece                                 Spain
                 Hong Kong                              Sri Lanka
                 Hungary                                Sweden
                 Indonesia                              Switzerland
                 Ireland                                Thailand
                 Italy                                  United Kingdom

                 Japan                                  United States
                 Kenya                                  Venezuela

         For those markets not covered by our standard proxy voting service, the Fund Manager can contact Custodian directly with voting instructions on specific events; Custodian will use reasonable efforts to vote these proxies for the customer.

         All proxy voting instructions must be received by Custodian before specified deadline for execution. Execution costs attributable to settlement and custody activities in specific markets, such as stamp duty, securities re-registration fees, and will be passed through where applicable.

         Custodian may at its sole discretion change its arrangement for provision of proxy service from time to time, provided such change is communicated promptly to the Customer in writing.



Dated as of: _____, 2003                  USAA MUTUAL FUND, INC.


                                          By:
                                          Title:



                                          THE NORTHERN TRUST COMPANY


                                          By:
                                          Title:

                                    EXHIBIT C



         To Custodian Agreement dated as of ________, 2003 between The Northern Trust Company and USAA Mutual Fund, Inc.


                                  TAX RECLAIMS


         Pursuant to Section 18 of the above referred to Custodian Agreement, the Custodian shall perform the following services with respect to withholding taxes imposed or which may be imposed on income from Property in any Account. Terms used herein as defined terms shall, unless otherwise defined, have the meanings ascribed to them in the above referred to Custodian Agreement.

         When withholding tax has been deducted with respect to income from any Property in an Account, the Custodian will actively pursue, on a reasonable efforts basis, the reclaim process, PROVIDED THAT the Custodian shall not be required to institute any legal or administrative proceeding against any Subcustodian or other person. The Custodian will provide fully detailed advices/vouchers to support reclaims submitted to the local authorities by the Custodian or its designee. In all cases of withholding, the Custodian will provide full details to the Customer. If exemption from withholding at the source can be obtained in the future, the Custodian will notify the Customer and advise what documentation, if any, is required to obtain the exemption. Upon receipt of such documentation from the Customer, the Custodian will file for exemption on the Customer's behalf and notify the Customer when it has been obtained.

         In connection with providing the foregoing service, the Custodian shall be entitled to apply categorical treatment of the Customer according to the Customer's nationality, the particulars of its organization and other relevant details that shall be supplied by the Customer. It shall be the duty of the Customer to inform the Custodian of any change in the organization, domicile or other relevant fact concerning tax treatment of the Customer and further to inform the Custodian if the Customer is or becomes the beneficiary of any special ruling or treatment not applicable to the general nationality and category or entity of which the Customer is a part under general laws and treaty provisions. The Custodian may rely on any such information provided by the Customer.

         In connection with providing the foregoing service, the Custodian may also rely on professional tax services published by a major international accounting firm and/or advice received from a Subcustodian in the jurisdictions in question. In addition, the Custodian may seek the advice of counsel or other professional tax advisers in such jurisdictions. The Custodian is entitled to rely, and may act, on information set forth in such services and on advice received from a Subcustodian, counsel or other professional tax advisers and shall be without liability to the Customer for any action reasonably taken or omitted pursuant to information contained in such services or such advice.


Dated as of:      ______, 2003              USAA MUTUAL FUND, INC.

                                            By:
                                            Title:

                                            THE NORTHERN TRUST COMPANY


                                            By:
                                           Title:

                                 EXHIBIT 8(d)

January 09, 2003


USAA Mutual Fund, Inc.,
USAA Investment Trust,
USAA Tax Exempt Fund, Inc.,
USAA State Tax-Free Trust, and
USAA Life Investment Trust, not in their individual capacities but on behalf of and for the benefit of the series of funds comprising each such Borrower as set forth on SCHEDULE A hereto
9800 Fredericksburg Road
San Antonio, Texas 78288

Attention:      Christopher W. Claus, President
                James M. Middleton, President

Ladies and Gentlemen:

         This Facility Agreement Letter (this "AGREEMENT") sets forth the terms and conditions for loans (each a "LOAN" and collectively the "LOANS") which USAA Capital Corporation ("CAPCO"), agrees to make during the period commencing January 09, 2003 and ending January 08, 2004 (the "FACILITY PERIOD") to USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc., USAA State Tax-Free Trust and USAA Life Investment Trust, and each investment company which may become a party hereto pursuant to the terms of this Agreement (each a "BORROWER" and collectively the "BORROWERS"), each of which is executing this Agreement not in its individual capacity, but on behalf of and for the benefit of the series of funds comprising each such Borrower as set forth on SCHEDULE A (as hereafter modified or amended in accordance with the terms hereof) (each a "FUND" and collectively the "FUNDS"), under a master revolving credit facility (the "FACILITY"). This Agreement replaces in its entirety that certain Facility Agreement Letter dated January 10, 2002, as heretofore amended or modified, between the Borrowers and CAPCO. CAPCO and the Borrowers hereby agree as follows:

         1. AMOUNT. The aggregate principal amount of the Loans to be advanced under this Facility shall not exceed, at any one time outstanding, U.S. $400,000,000 (the "COMMITMENT"). The aggregate principal amount of the Loans which may be borrowed by a Borrower for the benefit of a particular Fund under the Facility and the Other Facility (defined below) shall not exceed the percentage (the "BORROWING LIMIT") of the total assets of such Fund as set forth on SCHEDULE A.

         2. PURPOSE AND LIMITATIONS ON BORROWINGS. Each Borrower will use the proceeds of each Loan made to it solely for temporary or emergency purposes of the Fund for whose benefit it is borrowing in accordance with such Fund's Borrowing Limit and prospectus in effect at the time of such Loan. Portfolio securities may not be purchased by a Fund while there is a Loan outstanding under the Facility and/or a loan outstanding under the Other Facility (defined below) for the benefit of such Fund, if the aggregate amount of such Loan and such other loan under the Other Facility exceeds 5% of the total assets of such Fund. The Borrowers will not, and will not permit any Fund to, directly or indirectly, use any proceeds of any Loan for any purpose, which would violate any provision of any applicable statute, regulation, order, or restriction.

         3. BORROWING RATE AND MATURITY OF LOANS. CAPCO shall make Loans to a Borrower and the principal amount of each Loan outstanding from time to time shall bear interest from the date each such Loan is made to, but excluding the date of payment in full thereof, at a rate per annum equal to the rate at which CAPCO obtains funding in the capital markets. Interest on the Loans shall be calculated on the basis of a year of 360 days and the actual days elapsed but shall not exceed the highest lawful rate. Each loan will be for an established number of days agreed upon by the applicable Borrower and CAPCO on or before the date of such Loan. Notwithstanding the above, all Loans to a Borrower shall be made available at a rate per annum equal to the rate at which CAPCO would make loans to affiliates and subsidiaries. Further, as to the investment companies except USAA Life Investment Trust, if the CAPCO rate exceeds the rate at which a Borrower could obtain funds pursuant to the Bank of America, N.A. ("Bank of America") 364-day committed $100,000,000 Master Revolving Credit Facility, the Borrower will in the absence of predominating circumstances, borrow from Bank of America. Any past due principal and/or accrued interest shall bear interest at a rate per annum equal to the aggregate of the "FEDERAL FUNDS RATE" plus 1.50 percent (150 basis points), but not to exceed the highest lawful rate, from the date of any such payment was due, but excluding the date of payment in full thereof, and shall be payable on demand.

         4. ADVANCES, PAYMENTS, PREPAYMENTS AND READVANCES. Upon each Borrower's request, and SUBJECT TO the terms and conditions contained herein, CAPCO shall make Loans to each Borrower on behalf of and for the benefit of its respective Fund(s) during the Facility Period, and each Borrower may borrow, repay and reborrow Loans hereunder. The Loans shall be evidenced by a duly executed and delivered Master Grid Promissory Note in the form of EXHIBIT A (the "NOTE"). Each Loan shall be in an aggregate amount not less than U.S. $100,000 and increments of U.S. $1,000 in excess thereof. Payment of principal and interest due with respect to each Loan shall be payable at the maturity of such Loan and shall be made in funds immediately available to CAPCO prior to 2:00 p.m. San Antonio, Texas time on the day such payment is due, or as CAPCO shall otherwise direct from time to time and, SUBJECT TO the terms and conditions hereof, may be repaid with the proceeds of a new borrowing hereunder.
Notwithstanding any provision of this Agreement to the contrary, all Loans, accrued but unpaid interest and other amounts payable hereunder shall be due and payable upon termination of the Facility (whether by acceleration or otherwise).

         5. FACILITY FEE. Beginning with the date of this Agreement and until such time as all Loans have been irrevocably repaid to CAPCO in full, and CAPCO is no longer obligated to make Loans, each Fund (to be allocated among the Funds as the Borrowers deem appropriate) severally shall pay to CAPCO its allocated share of a facility fee (the "FACILITY FEE"). The Facility Fee will be the Borrowers' assessed proportionate share of CAPCO's operating expenses related to obtaining/maintaining CAPCO's funding programs. The expense will be allocated by CAPCO to the Borrower's and to the other CAPCO borrowers (CAPCO affiliates and subsidiaries) based on the Borrowers' Commitment (as it may be reduced pursuant to SECTION 6) as a percentage of the total amount of borrowing authorized for all CAPCO borrowers. In no event will the Facility Fee exceed .09 of one percent (9 basis points) of the amount of the commitment, nor will it exceed the fee charged any other CAPCO affiliates and subsidiaries under similar loan arrangements.

         6. OPTIONAL TERMINATION OR REDUCTION OF COMMITMENT. The Borrowers on behalf of the applicable Funds shall have the right upon at least three business days prior written notice to CAPCO, to terminate or reduce the unused portion of the Commitment. Any such reduction of the Commitment shall be in the amount of U.S. $5,000,000 or any larger integral multiple of U.S. $1,000,000 (EXCEPT that any reduction may be in the aggregate amount of the unused Commitment). Accrued fees with respect to the terminated Commitment shall be payable to CAPCO on the effective date of such termination.

         7. MANDATORY TERMINATION COMMITMENT. The Commitment shall automatically terminate on the last day of the Facility Period and any Loans then outstanding (TOGETHER WITH accrued interest thereon and any other amounts owing hereunder) shall be due and payable on such date.

         8. COMMITTED FACILITY. CAPCO acknowledges that the Facility is a committed facility and that CAPCO shall be obligated to make any Loan requested during the Facility Period under this Agreement, subject to the terms and conditions hereof; PROVIDED, HOWEVER, that CAPCO shall not be obligated to make any Loan if this Facility has been terminated by the Borrowers, or to a Borrower on behalf of a proposed borrowing Fund, if at the time of a request for a Loan by a Borrower (on behalf of such applicable borrowing Fund) there exists any Event of Default or condition which, with the passage of time or giving of notice, or both, would constitute or become an Event of Default with respect to such

Fund.

         9. LOAN REQUESTS. Each request for a Loan (each a "BORROWING NOTICE") shall be in writing by the applicable Borrower, EXCEPT that such Borrower may make an oral request (each an "ORAL REQUEST") PROVIDED THAT each Oral Request shall be followed by a written Borrowing Notice within one business day. Each Borrowing Notice shall specify the following terms ("TERMS") of the requested
Loan: (i) the date on which such Loan is to be disbursed, (ii) the principal amount of such Loan, (iii) the Borrower which is borrowing such Loan, (iv) the Fund(s) for whose benefit the Loan is being borrowed and the amount of the Loan which is for the benefit of each such Fund, and (v) the requested maturity date of the Loan. Each Borrowing Notice shall also set forth the total assets of each Fund for whose benefit a portion of the Loan is being borrowed as of the close of business on the day immediately preceding the date of such Borrowing Notice. Borrowing notices shall be delivered to CAPCO by 9:00 a.m. San Antonio, Texas time on the day the Loan is requested to be made.

Each Borrowing Notice shall constitute a representation to CAPCO by the applicable Borrower on behalf of the proposed borrowing Fund(s) of such Borrower that all of the representations and warranties made by such Borrower on behalf of the applicable borrowing Fund(s) of such Borrower in SECTION 12 are true and correct as of such date and that no Event of Default or other condition which with the passage of time or giving of notice, or both, would result in an Event of Default, has occurred or is occurring with respect to such borrowing Fund(s).

         10. CONFIRMATIONS; CREDITING OF FUNDS; RELIANCE BY CAPCO. Upon receipt by CAPCO of a Borrowing Notice:

                  (a) CAPCO shall send the applicable Borrower written confirmation of the Terms of such Loan via facsimile or telecopy, as soon as reasonably practicable; PROVIDED, HOWEVER, that the failure to do so shall not affect the obligation of such Borrower;

                  (b) CAPCO shall make such Loan in accordance with the Terms by transfer of the Loan amount in immediately available funds, to the account of the applicable Borrower as specified in EXHIBIT B or as such Borrower shall otherwise specify to CAPCO in a writing signed by an Authorized Individual (as defined in SECTION 11) of such Borrower and sent to CAPCO via facsimile or telecopy; and

                  (c) CAPCO shall make appropriate entries on the Note or the records of CAPCO to reflect the Terms of the Loan; PROVIDED, HOWEVER, that the failure to do so shall not affect the obligation of any borrowing Fund.

CAPCO shall be entitled to rely upon and act hereunder pursuant to any Oral Request, which it reasonably believes to have been made by the applicable Borrower through an Authorized Individual. If any Borrower believes that the confirmation relating to any Loan contains any error or discrepancy from the applicable Oral Request, such Borrower will promptly notify CAPCO thereof.

         11. BORROWING RESOLUTIONS AND OFFICERS' CERTIFICATES. Prior to the making of any Loan pursuant to this Agreement, the Borrowers shall have delivered to CAPCO (a) the duly executed Note, (b) resolutions of each Borrower's Trustees or Board of Directors authorizing each Borrower to execute, deliver and perform this Agreement and the Note on behalf of the applicable Funds, (c) an Officer's Certificate in substantially the form set forth in EXHIBIT D, authorizing certain individuals ("AUTHORIZED INDIVIDUALS"), to take on behalf of each Borrower (on behalf of the applicable Funds) actions contemplated by this Agreement and the Note, and (d) the opinion of counsel to USAA Investment Management Company, manager and advisor to the Borrowers, with respect to such matters as CAPCO may reasonably request.

         12. REPRESENTATIONS AND WARRANTIES. In order to induce CAPCO to enter into this Agreement and to make the Loans provided for hereunder, each Borrower hereby severally, makes on behalf of each of its respective series of Funds comprising such Borrower the following representations and warranties, which shall survive the execution and delivery hereof and of the Note:

                  (a) ORGANIZATION, STANDING, ETC. Such Borrower is a corporation or trust duly organized, validly existing, and in good standing under applicable state laws and has all requisite corporate or trust power and authority to carry on its respective businesses as now conducted and proposed to be conducted, to enter into this Agreement and all other documents to be executed by it in connection with the transactions contemplated hereby, to issue and borrow under the Note and to carry out the terms hereof and thereof;

                  (b) FINANCIAL INFORMATION; DISCLOSURE, ETC. Such Borrower has furnished CAPCO with certain financial statements of such Borrower with respect to itself and the applicable Fund(s), all of which such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis and fairly present the financial position and results of operations of such Borrower and the applicable Funds on the dates and for the periods indicated. Neither this Agreement nor any financial statements, reports or other documents or certificates furnished to CAPCO by such Borrower on behalf of the applicable Fund(s) in connection with the transactions contemplated hereby contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained herein or therein in light of the circumstances when made not misleading;

                  (c) AUTHORIZATION; COMPLIANCE WITH OTHER INSTRUMENTS. The execution, delivery and performance of this Agreement and the Note, and borrowings hereunder, have been duly authorized by all necessary corporate or trust action of such Borrower and will not result in any violation of or be in conflict with or constitute a default under any term of the charter, by-laws or trust agreement, as applicable, of such Borrower or of any borrowing restrictions or prospectus or statement of additional information of such Borrower or the applicable Fund(s), or of any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Borrower on behalf of the applicable Fund(s), or result in the creation of any mortgage, lien, charge or encumbrance upon any of the properties or assets of the applicable Fund(s) pursuant to any such term. Such Borrower is not in violation of any term of its respective charter, by-laws or trust agreement, as applicable, and such Borrower and the applicable Fund(s) are not in violation of any material term of any agreement or instrument to which they are a party, or to the best of such Borrower's knowledge, of any judgment, decree, order, statute, rule or governmental regulation applicable to them;

                  (d) SEC COMPLIANCE. Such Borrower and the applicable Fund(s) are in compliance in all material respects with all federal and state securities or similar laws and regulations, including all material rules, regulations and administrative orders of the Securities and Exchange Commission (the "SEC") and applicable Blue Sky authorities. Such Borrower and the applicable Fund(s) are in compliance in all material respects with all of the provisions of the Investment Company Act of 1940, and such Borrower has filed all reports with the SEC that are required of it or the applicable Fund(s);

                  (e) LITIGATION. There is no action, suit or proceeding pending or, to the best of each Borrower's knowledge, threatened against such Borrower or the applicable Fund(s) in any court or before any arbitrator or governmental body which seeks to restrain any of the transactions contemplated by this Agreement or which could reasonably be expected to have a material adverse effect on the assets or business operations of such Borrower or the applicable Fund(s) or the ability of such applicable Fund(s) to pay and perform their respective obligations hereunder and under the Notes; and

                  (f) FUNDS' OBLIGATION FOR REPAYMENT. The assets of each Fund for whose benefit Loans are borrowed by the applicable Borrower are SUBJECT TO and liable for such Loans. CAPCO may only seek repayment from the assets of the Fund of a Borrower that obtained a Loan, and may not seek repayment of that Loan from the assets of any other Fund of that Borrower.

         13. AFFIRMATIVE COVENANTS OF THE BORROWERS. Until such time as all amounts of principal, interest and other sums due to CAPCO by a Borrower pursuant to any Loan made to such Borrower for the benefit of the applicable Fund(s) is irrevocably paid in full, and until CAPCO is no longer obligated to make Loans to such Borrower for the benefit of the applicable Fund(s), such Borrower (on behalf of its respective Fund(s)) severally agrees:

                  (a) To deliver to CAPCO as soon as possible and in any event within ninety (90) days after the end of each fiscal year of such Borrower and the applicable Fund(s), Statements of Assets and Liabilities, Statements of Operations and Statements of Changes in Net Assets of each applicable Fund for such fiscal year, as set forth in each applicable Fund's Annual Report to shareholders TOGETHER WITH a calculation of the maximum amount which each applicable Fund could borrow under its Borrowing Limit as of the end of such fiscal year;

                  (b) To deliver to CAPCO as soon as available and in any event within seventy-five (75) days after the end of each semiannual period of such Borrower and the applicable Fund(s), Statements of Assets and Liabilities, Statement of Operations and Statements of Changes in Net Assets of each applicable Fund as of the end of such semiannual period, as set forth in each applicable Fund's Semiannual Report to shareholders, TOGETHER WITH a calculation of the maximum amount which each applicable Fund could borrow under its Borrowing Limit at the end of such semiannual period;

                  (c) To deliver to CAPCO prompt notice of the occurrence of any event or condition which constitutes, or is likely to result in, a change in such Borrower or any applicable Fund which could reasonably be expected to materially adversely affect the ability of any applicable Fund to promptly repay outstanding Loans made for its benefit or the ability of such Borrower or the applicable Fund(s) to perform their respective obligations under this Agreement or the Note;

                  (d) To do, or cause to be done, all things necessary to preserve and keep in full force and effect the corporate or trust existence of such Borrower and all permits, rights and privileges necessary for the conduct of its businesses and to comply in all material respects with all applicable laws, regulations and orders, including without limitation, all rules and regulations promulgated by the SEC;

                  (e) To promptly notify CAPCO of any litigation, threatened legal proceeding or investigation by a governmental authority which could reasonably be expected to materially affect the ability of any applicable Fund to promptly repay the outstanding Loans made for its benefit hereunder or the ability of such Borrower or the applicable Fund(s) to otherwise perform their respective obligations hereunder;

                  (f) In the event a Loan for the benefit of a particular Fund is not repaid in full within 10 days after the date it is borrowed, and until such Loan is repaid in full, to deliver to CAPCO, within two business days after each Friday occurring after such 10th day, a statement setting forth the total assets of such Fund as of the close of business on each such Friday; and

                  (g) Upon the request of CAPCO, which may be made by CAPCO from time to time in the event CAPCO in good faith believes that there has been a material adverse change in the capital markets generally, to deliver to CAPCO, within two business days after any such request, a statement setting forth the total assets of each Fund for whose benefit a Loan is outstanding on the date of such request.

         14. NEGATIVE COVENANTS OF THE BORROWERS. Until such time as all amounts of principal, interest and other sums due to CAPCO by a Borrower pursuant to any Loan made to such Borrower for the benefit of the applicable Fund(s) is irrevocably paid in full, and until CAPCO is no longer obligated to make Loans to such Borrower for the benefit of the applicable Fund, such Borrower (on behalf of its respective Fund(s)) severally agrees:

                  (a) Unless CAPCO has breached its obligations to lend hereunder or becomes insolvent or the subject of a receivership proceeding, not to incur any indebtedness for borrowed money (OTHER THAN (i) pursuant to a U.S. $100,000,000 committed master revolving credit facility with Bank of America N.A. (the "OTHER FACILITY") and (ii) overdrafts incurred at the custodian of the Funds from time to time in the ordinary course of business) EXCEPT the Loans, without the prior written consent of CAPCO, which consent will not be unreasonably withheld; and

                  (b) Not to dissolve or terminate its existence, or merge or consolidate with any other person or entity, or sell all or substantially all of its assets in a single transaction or series of related transactions (OTHER THAN assets consisting of margin stock), each without the prior written consent of CAPCO, which consent will not be unreasonably withheld; PROVIDED THAT a Borrower or Fund may without such consent merge, consolidate with, or purchase substantially all of the assets of, or sell substantially all of its assets to, an affiliated investment company or series thereof, as provided for in Rule 17a-8 under the Investment Company Act of 1940.

         15. EVENTS OF DEFAULT. If any of the following events (each an "EVENT OF DEFAULT") shall occur (it being understood that an Event of Default with respect to one Fund shall not constitute an Event of Default with respect to any other Fund):

                  (a) A Fund shall default in the payment of principal or interest on any Loan or any other fee due hereunder for a period of five days after the same becomes due and payable, whether at maturity or, with respect to any Facility Fee, at a date fixed for the payment thereof;

                  (b) A Fund shall default in the performance of or compliance with any term contained in SECTION 13 and such default shall not have been remedied within 30 days after written notice thereof shall have been given to the applicable Borrower on behalf of such Fund by CAPCO;

                  (c) A Fund shall default in the performance of or compliance with any term contained in SECTION 14;

                  (d) A Fund shall default in the performance of or compliance with any other term contained herein and such default shall not have been remedied within 30 days after written notice thereof shall have been given to the applicable Borrower on behalf of such Fund by CAPCO;

                  (e) Any representation or warranty made by or on behalf of a Fund herein or pursuant hereto shall prove to have been false or incorrect in any material respect when made;

                  (f) USAA Investment Management Company or any successor manager or investment adviser (PROVIDED THAT such successor manager or investment advisor is a wholly-owned subsidiary of United Services Automobile Association and/or CAPCO) shall cease to be the manager and investment advisor of a Fund; PROVIDED THAT USAA Investment Management Company (or its successor) shall be permitted to hire one or more of the existing subadvisors listed on SCHEDULE B as subadvisors for any Fund and may add new subadvisors as provided in SECTION 16(B); or

                  (g) An event of default shall occur and be continuing under the Other Facility with respect to a Fund;

then, in any event, and at any time thereafter, if any Event of Default shall be continuing, CAPCO may by written notice to the applicable Borrower (i) terminate its commitment to make any Loan hereunder to such Borrower with respect to such Fund, whereupon said commitment shall forthwith terminate without any other notice of any kind and (ii) declare the principal and interest in respect of any outstanding Loans with respect to such Fund, and all other amounts due hereunder with respect to such Fund, to be immediately due and payable whereupon the principal and interest in respect thereof and all other amounts due hereunder shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrowers on behalf of the applicable Funds.

         16. NEW BORROWERS; NEW FUNDS; NEW SUBADVISORS

                  (a) So long as no Event of Default or condition which, with the passage of time or the giving of notice, or both, would constitute or become an Event of Default has occurred and is continuing, and with the prior consent of CAPCO, which consent will not be unreasonably withheld:

                           (i) Any investment company that becomes part of the same "GROUP OF INVESTMENT COMPANIES" (as that term is defined in Rule 11a-3 under the Investment Company Act of 1940) as the original Borrowers to this Agreement, may, by submitting an amended SCHEDULE A and EXHIBIT B to this Agreement to CAPCO (which amended SCHEDULE A and EXHIBIT B shall replace SCHEDULE A and EXHIBIT B which are then a part of this Agreement) and such other documents as CAPCO may reasonably request, become a party to this Agreement and may become a "BORROWER" hereunder; and

                           (ii) A Borrower may, by submitting an amended SCHEDULE A and EXHIBIT B to this Agreement to CAPCO (which amended SCHEDULE A and EXHIBIT B shall replace SCHEDULE A and EXHIBIT B which are then a part of this Agreement), add additional Funds for whose benefit such Borrower may borrow Loans. No such amendment of SCHEDULE A to this Agreement shall amend the Borrowing Limit applicable to any Fund without the prior consent of CAPCO.

                  (b) A Borrower may, by submitting an amended SCHEDULE B to this Agreement to CAPCO (which amended SCHEDULE B shall replace the SCHEDULE B which is then a part of this Agreement), add new subadvisors, which are not currently subadvising any other Fund.

         17. LIMITED RECOURSE. CAPCO agrees (a) that any claim, liability, or obligation arising hereunder or under the Note whether on account of the principal of any Loan, interest thereon, or any other amount due hereunder or thereunder shall be satisfied only from the assets of the specific Fund for whose benefit a Loan is borrowed and in any event in an amount not to exceed the outstanding principal amount of any Loan borrowed for such Fund's benefit, TOGETHER WITH accrued and unpaid interest due and owing thereon, and such Fund's share of any other amount due hereunder and under the Note (as determined in accordance with the provisions hereof) and (b) that no assets of any Fund shall be used to satisfy any claim, liability, or obligation arising hereunder or under the Note with respect to the outstanding principal amount of any Loan borrowed for the benefit of any other Fund or any accrued and unpaid interest due and owing thereon or such other Fund's share of any other amount due hereunder and under the Note (as determined in accordance with the provisions hereof).

         18. REMEDIES ON DEFAULT. In case any one or more Events of Default shall occur and be continuing, CAPCO may proceed to protect and enforce its rights by an action at law, suit in equity or other appropriate proceedings, against the applicable Borrower on behalf of the applicable defaulting Fund(s), as the case may be. In the case of a default in the payment of any principal or interest on any Loan or in the payment of any fee due hereunder, the relevant Fund(s) (to be allocated among such Funds as the Borrowers deem appropriate) severally shall pay to CAPCO such further amount as shall be sufficient to cover the cost and expense of collection, including, without limitation, reasonable attorney's fees and expenses from the relevant Fund.

         19. NO WAIVER OF REMEDIES. No course of dealing or failure or delay on the part of CAPCO in exercising any right or remedy hereunder or under the Note shall constitute a waiver of any right or remedy hereunder or under the Note, nor shall any partial exercise of any right or remedy hereunder or under the Note preclude any further exercise thereof or the exercise of any other right or remedy hereunder or under the Note. Such rights and remedies expressly provided are cumulative and not exclusive of any rights or remedies which CAPCO would otherwise have.

         20. EXPENSES. Each of the Funds severally shall pay on demand all reasonable out-of-pocket costs and expenses (including reasonable attorney's fees and expenses) incurred by CAPCO in connection with the collection and any other enforcement proceedings of or regarding this Agreement, any Loan or the Note against such Fund.

         21. BENEFIT OF AGREEMENT. This Agreement and the Note shall be binding upon and inure for the benefit of and be enforceable by the respective successors and assigns of the parties hereto; PROVIDED THAT no party to this Agreement or the Note may assign any of its rights hereunder or thereunder without the prior written consent of the other parties.

         22. NOTICES AND OTHER COMMUNICATIONS; FACSIMILE COPIES

         (A) GENERAL. Unless otherwise expressly provided herein, all notices, requests and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed, or delivered to the applicable address or facsimile number, or (subject to SUBSECTION (C) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                  (i) if to the Borrowers to the address, facsimile number, electronic mail address, or telephone number specified for such Person on EXHIBIT B or to such other address, facsimile number, electronic mail address, or telephone number as shall be designated by such party in a notice to the other parties; and

                  (ii) if to CAPCO, to the address, facsimile number, electronic mail address, or telephone number specified on EXHIBIT C or to such other address, facsimile number, electronic mail address, or telephone number as shall be designated by such party in a notice to the other parties.

All such notices and other communications shall be deemed to b given or made upon the EARLIER to occur of (i) actual receipt by the relevant party hereto ad
(ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by certified mail, when signed for by or on behalf of the relevant party hereto; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of SUBSECTION (C) below), when delivered. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

         (b) EFFECTIVENESS OF FACSIMILE DOCUMENTS AND SIGNATURES. This Agreement and all other documents to be executed by it in connection with the transactions contemplated hereby may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on all Borrowers and the Bank. The Bank may also require that any such documents and signatures be confirmed by a manually-signed original thereof; PROVIDED HOWEVER, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

         (c) LIMITED USE OF ELECTRONIC MAIL. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as drafts of loan documents and financial statements and other information as provided in Section 13, and to distribute this Agreement and the other documents to be executed in connection herewith for execution by the parties thereto, and may not be used for any other purpose.

         23. MODIFICATIONS. No provision of this Agreement or the Note may be waived, modified or discharged EXCEPT by mutual written agreement of all parties. THIS WRITTEN LOAN AGREEMENT AND THE NOTE REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY

NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

         24. GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the state of Texas without regard to the choice of law provisions thereof. Chapter 346 of the Texas Finance Code shall not apply to this Agreement or the Loans made hereunder.

         25. TRUST DISCLAIMER. Neither the shareholders, trustees, officers, employees and other agents of any Borrower or Fund shall be personally bound by or liable for any indebtedness, liability or obligation hereunder or under the Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

         26. PUBLICITY. Neither CAPCO nor the Borrowers will use any name, trademark, or trade name of the other without that other party's prior written consent.

If this letter correctly reflects your agreement with us, please execute both copies hereof and return one to us, whereupon this Agreement shall be binding upon the Borrowers (not in their individual capacity, but on behalf of their respective Funds listed on SCHEDULE A hereto) and CAPCO.

Sincerely,

USAA CAPITAL CORPORATION


By:      /S/ EDWIN T. MCQUISTON
         ------------------------
         Edwin T. McQuiston
         Senior Vice President-Treasurer

Signature to the Facility Agreement Letter dated January 9, 2003, between USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc., USAA State Tax-Free Trust, and USAA Life Investment Trust (not in their individual capacities, but on behalf of and for the benefit of the series of funds set forth on SCHEDULE A hereto) and CAPCO.

AGREED AND ACCEPTED

USAA MUTUAL FUND, INC.,
         on behalf of and for the benefit
         of its series of Funds as set forth
         on SCHEDULE A to this Agreement


By:      /S/ CHRISTOPHER W. CLAUS
         -------------------------------
         Christopher W. Claus, President


USAA     INVESTMENT  TRUST,
         on behalf of and for the  benefit
         of its series of Funds as set forth
         on SCHEDULE A to this Agreement


By:      /S/ CHRISTOPHER W. CLAUS
         -------------------------------
         Christopher W. Claus, President


USAA TAX EXEMPT FUND, INC.,
         on behalf of and for the benefit
         of its series of Funds as set forth
         on SCHEDULE A to this Agreement


By:      /S/ CHRISTOPHER W. CLAUS
         -------------------------------
         Christopher W. Claus, President


USAA     STATE TAX-FREE TRUST,
         on behalf of and for the benefit
         of its series of Funds as set forth
         on SCHEDULE A to this Agreement


By:      /S/ CHRISTOPTHER W. CLAUS
         ------------------------------
         Christopher W. Claus, President


USAA     LIFE  INVESTMENT  TRUST,
         on behalf of and for the benefit
         of its series of Funds as set forth
         on SCHEDULE A to this Agreement


By:      /S/ JAMES M. MIDDLETON
         -----------------------------
         James M. Middleton, President

                     SCHEDULE A TO FACILITY AGREEMENT LETTER

                  FUNDS FOR WHOSE BENEFIT LOANS CAN BE BORROWED
               UNDER FACILITY AGREEMENT LETTER AND BORROWING LIMIT


BORROWER                    FUNDS                  MAXIMUM PERCENT  OF THE TOTAL
                                                   ASSETS WHICH CAN  BE BORROWED
                                                   UNDER FACILITY AGREEMENT WITH
                                                   CAPCO

USAA Mutual Fund, Inc.     USAA Aggressive Growth             5% of Total Assets
                           USAA Growth & Income                            "
                           USAA Income Stock                               "
                           USAA Short-Term Bond                            "
                           USAA Money Market                               "
                           USAA Growth                                     "
                           USAA Income                                     "
                           USAA S&P 500 Index (Member and Reward classes)  "
                           USAA Science & Technology                       "
                           USAA First Start Growth                         "
                           USAA High Yield Opportunities                   "
                           USAA Intermediate-Term Bond                     "
                           USAA Small Cap Stock                            "
                           USAA Extended Market Index                      "
                           USAA Nasdaq-100 Index                           "
                           USAA Global Titans Index                        "
                           USAA Capital Growth                             "
                           USAA Value                                      "

USAA Investment Trust      USAA Cornerstone Strategy                       "
                           USAA Precious Metals and Minerals               "
                           USAA International                              "
                           USAA World Growth                               "
                           USAA GNMA Trust                                 "
                           USAA Treasury Money Market Trust                "
                           USAA Emerging Markets                           "
                           USAA Growth and Tax Strategy Fund               "
                           USAA Balanced Strategy                          "

USAA Tax Exempt Fund, Inc. USAA Long-Term                                  "
                           USAA Intermediate-Term                          "
                           USAA Short-Term                                 "
                           USAA Tax Exempt Money Market                    "
                           USAA California Bond                            "
                           USAA California Money Market                    "
                           USAA New York Bond                              "
                           USAA New York Money Market                      "
                           USAA Virginia Bond                              "
                           USAA Virginia Money Market                      "

USAA State Tax-Free Trust  USAA Florida Tax-Free Income                    "
                           USAA Florida Tax-Free Money Market              "

USAA Life Investment Trust USAA Life Income Fund                           "
                           USAA Life Growth and Income Fund                "
                           USAA Life World Growth Fund                     "
                           USAA Life Diversified Assets Fund               "
                           USAA Life Aggressive Growth Fund                "

                                                                      Schedule A

                     SCHEDULE B TO FACILITY AGREEMENT LETTER

                              PERMITTED SUBADVISORS


         Barclays Global Fund Advisors
         Batterymarch Financial Management, Inc.
         The Boston Company Asset Management, LLC
         Deutsche Asset Management, Inc.
         Dresdner RCM Global Investors LLC
         Eagle Asset Management, Inc.
         Marsico Capital Management, LLC
         Merrill Lynch Quantitative Advisers
         MFS Investment Management
         Wellington Management Company, LLP
         Westwood Management Corporation

                                                                      Schedule B

                     EXHIBIT A TO FACILITY AGREEMENT LETTER

                           MASTER GRID PROMISSORY NOTE



U.S. $400,000,000                   Dated: January 09, 2003


         FOR VALUE RECEIVED, each of the undersigned (each a "BORROWER" and collectively the "BORROWERS"), severally and not jointly and not in their individual capacities, but on behalf of and for the benefit of the series of funds comprising each such Borrower as listed on SCHEDULE A to the Agreement as defined below (each a "FUND" and collectively the "FUNDS") promises to pay to the order of USAA Capital Corporation ("CAPCO") at CAPCO's office located at 9800 Fredericksburg Road, San Antonio, Texas 78288, in lawful money of the United States of America, in immediately available funds, the principal amount of all Loans made by CAPCO to such Borrower for the benefit of the applicable Funds under the Facility Agreement Letter dated January 09, 2003 (as amended or modified, the "AGREEMENT"), among the Borrowers and CAPCO, together with interest thereon at the rate or rates set forth in the Agreement. All payments of interest and principal outstanding shall be made in accordance with the terms of the Agreement.

         This Note evidences Loans made pursuant to, and is entitled to the benefits of, the Agreement. Terms not defined in this Note shall be as set forth in the Agreement.

         CAPCO is authorized to endorse the particulars of each Loan evidenced hereby on the attached Schedule and to attach additional Schedules as necessary, provided that the failure of CAPCO to do so or to do so accurately shall not affect the obligations of any Borrower (or the Fund for whose benefit it is borrowing) hereunder.

         Each Borrower waives all claims to presentment, demand, protest, and notice of dishonor. Each Borrower agrees to pay all reasonable costs of collection, including reasonable attorney's fees in connection with the enforcement of this Note.

         CAPCO hereby agrees (i) that any claim, liability, or obligation arising hereunder or under the Agreement whether on account of the principal of any Loan, interest thereon, or any other amount due hereunder or thereunder shall be satisfied only from the assets of the specific Fund for whose benefit a Loan is borrowed and in any event in an amount not to exceed the outstanding principal amount of any Loan borrowed for such Fund's benefit, TOGETHER WITH accrued and unpaid interest due and owing thereon, and such Fund's share of any other amount due hereunder and under the Agreement (as determined in accordance with the provisions of the Agreement) and (ii) that no assets of any Fund shall be used to satisfy any claim, liability, or obligation arising hereunder or under the Agreement with respect to the outstanding principal amount of any Loan borrowed for the benefit of any other Fund or any accrued and unpaid interest due and owing thereon or such other Fund's share of any other amount due hereunder and under the Agreement (as determined in accordance with the provisions of the Agreement).

         Neither the shareholders, trustees, officers, employees and other agents of any Borrower or Fund shall be personally bound by or liable for any indebtedness, liability or obligation hereunder or under the Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

         Loans under the Agreement and this Note (except to USAA Life Investment Trust) are subordinated to loans made under the $100,000,000 364-day committed Master Revolving Credit Facility Agreement between the Borrowers and Bank of America, N.A. (Bank of America), dated January 09, 2003, in the manner and to the extent set forth in the Agreement among the Borrowers, CAPCO and Bank of America, dated January 09, 2003.

         This Note shall be governed by the laws of the state of Texas.


                                                                       Exhibit A

Signature to the Master Grid Promissory Note dated January 09, 2003, by USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc., USAA State Tax-Free Trust and USAA Life Investment Trust (not in their individual capacities, but on behalf of and for the benefit of the series of funds set forth on SCHEDULE A to the Agreement) payable to CAPCO.

                                        USAA MUTUAL FUND, INC.,
                                             on behalf of and for the benefit
                                             of its series of Funds as set forth
                                             on SCHEDULE A to the Agreement

                                        By:  /S/ CHRISTOPHER W. CLAUS
                                             -----------------------------------
                                             Christopher W. Claus, President


                                        USAA INVESTMENT TRUST,
                                             on behalf of and for the benefit
                                             of its series of Funds as set forth
                                             on SCHEDULE A to the Agreement

                                        By:   /S/ CHRISTOPHER W. CLAUS
                                              ----------------------------------
                                              Christopher W. Claus, President


                                        USAA TAX EXEMPT FUND, INC.,
                                             on behalf of and for the benefit
                                             of its series of Funds as set forth
                                             on SCHEDULE A to the Agreement

                                        By:  /S/ CHRISTOPHER W. CLAUS
                                             -----------------------------------
                                             Christopher W. Claus, President


                                        USAA STATE  TAX-FREE TRUST,
                                             on  behalf of and for the benefit
                                             of its series of Funds as set forth
                                             on SCHEDULE  A to the Agreement

                                        By:  /S/ CHRISTOPHER W. CLAUS
                                             -----------------------------------
                                             Christopher W. Claus, President



                                        USAA LIFE INVESTMENT TRUST,
                                             on  behalf of and for the  benefit
                                             of its series of Funds as set forth
                                             on SCHEDULE  A to the  Agreement

                                        By:  /S/ JAMES M. MIDDLETON
                                             -----------------------------------
                                             James M. Middleton, President


                                                                       Exhibit A

                                SCHEDULE TO NOTE

                         LOANS AND PAYMENT OF PRINCIPAL

This schedule (grid) is attached to and made a part of the Promissory Note dated January 09, 2003, executed severally and not jointly by USAA MUTUAL FUND, INC., USAA INVESTMENT TRUST, USAA TAX EXEMPT FUND, INC., USAA STATE TAX-FREE TRUST and USAA LIFE INVESTMENT TRUST (not in their individual capacity, but on behalf of and for the benefit of the series of funds comprising each such Borrower) payable to the order of USAA CAPITAL CORPORATION.

[GRID]

Date of
Loan


Borrower
and Fund


Amount
of Loan


Type of Rate
and Interest
Rate on Date
of Borrowing


Amount of
Principal
Repaid


Date of
Repayment


Other
Expenses


Notation made
by

                                                                       Exhibit A

                                    EXHIBIT B


                     EXHIBIT B TO FACILITY AGREEMENT LETTER

                           BORROWER INFORMATION SHEET


BORROWERS:        USAA MUTUAL FUND, INC., USAA INVESTMENT TRUST, USAA
                  TAX EXEMPT FUND, INC. and USAA STATE TAX-FREE TRUST


ADDRESS FOR NOTICES AND OTHER COMMUNICATIONS TO THE BORROWERS:

             9800 Fredericksburg Road
             San Antonio, Texas 78288 (for Federal Express, 78240)

             Attention:   Clifford A. Gladson
                          Senior Vice President, Fixed Income Investments (USAA)
             Telephone:   (210) 498-6508
             Cellphone:   (210) 913-6508
             Telecopy:    (210) 498-6707
             e-mail:      CLIFF.GLADSON@USAA.COM


             Attention:   Stuart H. Wester
                          Vice President,Equity Investments (USAA)
             Telephone:   (210) 498-7611
             Telecopy:    (210) 498-4446
             e-mail:      STUART.WEBSTER@USAA.COM


             Attention:   Roberto Galindo, Jr.
                          Assistant Vice President,
                          Mutual Fund Accounting and Administration (USAA)
             Telephone:   (210) 498-7261
             Telecopy:    (210) 498-0382 or 498-7819
             Telex:       767424
             e-mail:      bob.galindo@usaa.com


ADDRESS FOR BORROWING AND PAYMENTS:

             9800 Fredericksburg Road
             San Antonio, Texas 78288 ( for  Federal Express, 78240)

             Attention:   Roberto Galindo, Jr.
                          Assistant Vice President,
                          Mutual Fund Accounting and Administration (USAA)
             Telephone:   (210) 498-7261
             Telecopy:    (210) 498-0382 or 498-7819
             Telex:       767424
             e-mail:      bob.galindo@usaa.com

                                                                       Exhibit B

BORROWERS:        USAA LIFE INVESTMENT TRUST


ADDRESS FOR NOTICES AND OTHER COMMUICATIONS TO THE BORROWERS:

             9800 Fredericksburg Road
             San Antonio, Texas 78288 ( for Federal Express, 78240)

             Attention:   David M. Holmes
                          Senior Vice President
                          USAA Investment Management Company
             Telephone:   (210) 498-7517
             Telecopy:    (210) 498-8997
             e-mail:      david.holmes@usaa.com

ADDRESS FOR BORROWING AND PAYMENTS:

             9800 Fredericksburg Road
             San Antonio, Texas 78288 ( for Federal Express, 78240)

             Attention:   Primary - David M. Holmes
                          Senior Vice President
                          USAA Investment Management Company
             Telephone:   (210) 498-7517
             Telecopy:    (210) 498-8997
             e-mail:      david.holmes@usaa.com

             Copies to:   Roberto Galindo, Jr.
                          Assistant Vice President
                          Mutual Fund Accounting and Administration (USAA)
             Telephone:   (210) 498-7261
             Telecopy:    (210) 498-0382 or 498-7819
             Telex:       767424
             e-mail:      bob.galindo@usaa.com

INSTRUCTIONS FOR PAYMENTS TO BORROWER:

WE PAY VIA:    X    FED FUNDS           CHIPS
            --------          ----------


                                                                       Exhibit B

TO: (PLEASE PLACE BANK NAME, CORRESPONDENT NAME (IF APPLICABLE), CHIPS AND/OR FED FUNDS ACCOUNT NUMBER BELOW)

USAA MUTUAL FUND, INC.

STATE STREET BANK AND TRUST COMPANY, BOSTON, MASSACHUSETTS

ABA #011000028

USAA AGGRESSIVE GROWTH FUND                          ACCT.# 6938-502-9

USAA GROWTH & INCOME FUND                            ACCT.# 6938-519-3

USAA INCOME STOCK FUND                               ACCT.# 6938-495-6

USAA SHORT-TERM BOND FUND                            ACCT.# 6938-517-7

USAA MONEY MARKET FUND                               ACCT.# 6938-498-0

USAA GROWTH FUND                                     ACCT.# 6938-490-7

USAA INCOME FUND                                     ACCT.# 6938-494-9

USAA SCIENCE & TECHNOLOGY FUND                       ACCT.#6938-515-1

USAA FIRST START GROWTH FUND                         ACCT.#6938-468-3

USAA HIGH YIELD OPPORTUNITIES FUND                   ACCT.#6938-576-3

USAA INTERMEDIATE-TERM BOND FUND                     ACCT.#6938-577-1

USAA SMALL CAP STOCK FUND                            ACCT.#6938-578-9

USAA NASDAQ-100 INDEX FUND                           ACCT.#6938-794-2

USAA GLOBAL TITANS INDEX FUND                        ACCT.#6938-795-9

USAA CAPITAL GROWTH FUND                             ACCT.#6938-796-7

USAA VALUE FUND                                      ACCT.#6938-799-1

BANKERS TRUST COMPANY, NEW YORK, NEW YORK

ABA #021001033

USAA S&P 500 INDEX FUND                              ACCT.#096699


                                                                       Exhibit B

THE CHASE MANHATTAN BANK, NEW YORK, NEW YORK

ABA #021000021

USAA EXTENDED MARKET INDEX FUND                      ACCT.#P83544

USAA INVESTMENT TRUST

STATE STREET BANK AND TRUST COMPANY, BOSTON, MASSACHUSETTS

ABA #011000028

USAA CORNERSTONE STRATEGY FUND                       ACCT.# 6938-487-3

USAA PRECIOUS METALS AND MINERALS FUND               ACCT.# 6938-488-1

USAA INTERNATIONAL FUND                              ACCT.# 6938-497-2

USAA WORLD GROWTH FUND                               ACCT.# 6938-504-5

USAA GNMA TRUST                                      ACCT.# 6938-486-5

USAA TREASURY MONEY MARKET TRUST                     ACCT.# 6938-493-1

USAA EMERGING MARKETS FUND                           ACCT.# 6938-501-1

USAA GROWTH AND TAX STRATEGY FUND                    ACCT.# 6938-509-4

USAA BALANCED STRATEGY FUND                          ACCT.# 6938-507-8

USAA TAX EXEMPT FUND, INC.

STATE STREET BANK AND TRUST COMPANY, BOSTON, MASSACHUSETTS

ABA #011000028

USAA LONG-TERM FUND                                  ACCT.# 6938-492-3

USAA INTERMEDIATE-TERM FUND                          ACCT.# 6938-496-4

USAA SHORT-TERM FUND                                 ACCT.# 6938-500-3

USAA TAX EXEMPT MONEY MARKET FUND                    ACCT.# 6938-514-4

USAA CALIFORNIA BOND FUND                            ACCT.# 6938-489-9

USAA CALIFORNIA MONEY MARKET FUND                    ACCT.# 6938-491-5

USAA NEW YORK BOND FUND                              ACCT.# 6938-503-7

USAA NEW YORK MONEY MARKET FUND                      ACCT.# 6938-511-0

USAA VIRGINIA BOND FUND                              ACCT.# 6938-512-8

USAA VIRGINIA MONEY MARKET FUND                      ACCT.# 6938-513-6

                                                                       Exhibit B

USAA STATE TAX-FREE TRUST

STATE STREET BANK AND TRUST COMPANY, BOSTON, MASSACHUSETTS

ABA #011000028

USAA FLORIDA TAX-FREE INCOME FUND                    ACCT.# 6938-473-3

USAA FLORIDA TAX-FREE MONEY MARKET FUND              ACCT.# 6938-467-5


USAA LIFE INVESTMENT TRUST

STATE STREET BANK AND TRUST COMPANY, BOSTON, MASSACHUSETTS

ABA #011000028

USAA LIFE INCOME FUND                                ACCT.# 6938-607-6

USAA LIFE GROWTH AND INCOME FUND                     ACCT.# 6938-606-8

USAA WORLD GROWTH FUND                               ACCT.# 6938-605-0

USAA LIFE DIVERSIFIED ASSETS FUND                    ACCT.# 6938-604-3

USAA LIFE AGGRESSIVE GROWTH FUND                     ACCT.# 6938-608-4


                                                                       Exhibit B

                                    EXHIBIT C

                      ADDRESS FOR USAA CAPITAL CORPORATION

                              USAA Capital Corporation
                              9800 Fredericksburg Road
                              San Antonio, Texas 78288

                              Attention:           Edwin T. McQuiston
                              Telephone:           (210) 498-2296
                              Telecopy:              (210) 498-6566


                                                                       Exhibit C

                     EXHIBIT D TO FACILITY AGREEMENT LETTER

                              OFFICER'S CERTIFICATE

Mark S. Howard hereby certifies that he is the duly elected Secretary of USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc. and USAA State Tax-Free Trust; and Cynthia A. Toles hereby certifies she is the duly elected Secretary of USAA Life Investment Trust (each a "BORROWER" and collectively the "BORROWERS"), and that they are authorized to execute this Certificate on behalf of the Borrowers. The undersigned hereby further certifies to the following:

Any one of the Chairman and Chief Executive Officer of United States Automobile Association ("USAA"), the Senior Vice President-Chief Financial Officer/Corporate Treasurer of USAA, or the Senior Vice President-Corporate Finance and Assistant Treasurer of USAA, together with either the Treasurer or Assistant Treasurer of the Borrowers, are duly authorized to act on behalf of the Funds, by transmitting telephonic, electronic mail, telex, or telecopy instructions and other communications with regard to borrowings and payments pursuant to the Facility Agreement dated January 9, 2003, with USAA Capital Corporation. The signature set opposite the name of each individual below is that individual's genuine signature.

NAME                     OFFICE                              SIGNATURE
----                     ------                              ---------

Robert G. Davis          Chairman and Chief Executive
                         Officer of USAA                  /S/ ROBERT G. DAVIS
                                                          ----------------------


Josue Robles, Jr.        Senior Vice President-Chief
                         Financial Officer/Corporate
                         Treasurer of USAA                 /S/ JOSUE ROBLES, JR.
                                                          ----------------------


Edwin T. McQuiston       Senior Vice President-Corporate
                         Finance and Assistant Treasurer
                         Of USAA                         /S/ EDWIN T. MCQUISTON
                                                         -----------------------

David M. Holmes          Treasurer of the Borrowers      /S/ DAVID M. HOLMES
                                                         -----------------------


Roberto Galindo, Jr.     Assistant Treasurer of the
                         Borrowers                       /S/ ROBERT GALINDO, JR.
                                                         -----------------------


IN WITNESS WHEREOF, we have executed the Certificate as of this 9th day of January, 2003.

/S/ MARK S. HOWARD                                 /S/ CYTHIA A. TOLES
---------------------                              -----------------------------
Mark S. Howard                                     Cynthia A. Toles
Secretary                                          Secretary


I, Christopher W. Claus, officer of the Borrowers hereby certify that Mark S. Howard and Cynthia A. Toles are, and have been at all times since a date prior to the date of this Certificate, the duly elected, qualified, and acting Secretaries of the Borrowers and that their signatures set forth above are their true and correct signature.

Date:  January 9, 2003


                                                   /S/ CHRISTOPHER W. CLAUS
                                                   -----------------------------
                                                   Christopher W. Claus, Officer

                                                                      Exhibit D

                           MASTER GRID PROMISSORY NOTE


U.S. $400,000,000                   Dated: January 09, 2003

         FOR VALUE RECEIVED, each of the undersigned (each a "BORROWER" and collectively the "BORROWERS"), severally and not jointly and not in their individual capacities, but on behalf of and for the benefit of the series of funds comprising each such Borrower as listed on SCHEDULE A to the Agreement as defined below (each a "FUND" and collectively the "FUNDS") promises to pay to the order of USAA Capital Corporation ("CAPCO") at CAPCO's office located at 9800 Fredericksburg Road, San Antonio, Texas 78288, in lawful money of the United States of America, in immediately available funds, the principal amount of all Loans made by CAPCO to such Borrower for the benefit of the applicable Funds under the Facility Agreement Letter dated January 09, 2003 (as amended or modified, the "AGREEMENT"), among the Borrowers and CAPCO, together with interest thereon at the rate or rates set forth in the Agreement. All payments of interest and principal outstanding shall be made in accordance with the terms of the Agreement.

         This Note evidences Loans made pursuant to, and is entitled to the benefits of, the Agreement. Terms not defined in this Note shall be as set forth in the Agreement.

         CAPCO is authorized to endorse the particulars of each Loan evidenced hereby on the attached Schedule and to attach additional Schedules as necessary, provided that the failure of CAPCO to do so or to do so accurately shall not affect the obligations of any Borrower (or the Fund for whose benefit it is borrowing) hereunder.

         Each Borrower waives all claims to presentment, demand, protest, and notice of dishonor. Each Borrower agrees to pay all reasonable costs of collection, including reasonable attorney's fees in connection with the enforcement of this Note.

         CAPCO hereby agrees (i) that any claim, liability, or obligation arising hereunder or under the Agreement whether on account of the principal of any Loan, interest thereon, or any other amount due hereunder or thereunder shall be satisfied only from the assets of the specific Fund for whose benefit a Loan is borrowed and in any event in an amount not to exceed the outstanding principal amount of any Loan borrowed for such Fund's benefit, together with accrued and unpaid interest due and owing thereon, and such Fund's share of any other amount due hereunder and under the Agreement (as determined in accordance with the provisions of the Agreement) and (ii) that no assets of any Fund shall be used to satisfy any claim, liability, or obligation arising hereunder or under the Agreement with respect to the outstanding principal amount of any Loan borrowed for the benefit of any other Fund or any accrued and unpaid interest due and owing thereon or such other Fund's share of any other amount due hereunder and under the Agreement (as determined in accordance with the provisions of the Agreement).

         Neither the shareholders, trustees, officers, employees and other agents of any Borrower or Fund shall be personally bound by or liable for any indebtedness, liability or obligation hereunder or under the Note nor shall resort be had to their private property for the satisfaction of any obligation or claim hereunder.

         Loans under the Agreement and this Note (except to USAA Life Investment Trust) are subordinated to loans made under the $100,000,000 364-day committed Mater Revolving Credit Facility Agreement between the Borrowers and Bank of America, N.A. (Bank of America), dated January 09, 2003, in the manner and to the extent set forth in the Agreement among the Borrowers, CAPCO and Bank of America, dated January 09, 2003.

         This Note shall be governed by the laws of the state of Texas.

Signature to the Master Grid Promissory Note dated January 09, 2003, by USAA Mutual Fund, Inc., USAA Investment Trust, USAA Tax Exempt Fund, Inc., USAA State Tax-Free Trust and USAA Life Investment Trust (not in their individual capacities, but on behalf of and for the benefit of the series of funds set forth on SCHEDULE A TO THE AGREEMENT) payable to CAPCO.


                                    USAA MUTUAL FUND, INC.,
                                             on behalf of and for the benefit
                                             of its series of Funds as set forth
                                             on SCHEDULE A to the Agreement

                                    By:      /S/ CHRISTOPHER W. CLAUS
                                             -----------------------------------
                                             Christopher W. Claus, President


                                    USAA INVESTMENT TRUST,
                                             on behalf of and for the benefit
                                             of its series of Funds as set forth
                                             on SCHEDULE A to the Agreement

                                    By:      /S/ CHRISTOPHER W. CLAUS
                                             -----------------------------------
                                             Christopher W. Claus, President


                                    USAA TAX EXEMPT FUND, INC.,
                                             on behalf of and for the benefit
                                             of its series of Funds as set forth
                                             on SCHEDULE A to the Agreement

                                    By:      /S/ CHRISTOPHER W. CLAUS
                                             -----------------------------------
                                             Christopher W. Claus, President


                                    USAA STATE  TAX-FREE  TRUST,
                                             on  behalf of  and for the benefit
                                             of its series of Funds as set forth
                                             on SCHEDULE  A to the Agreement

                                    By:      /S/ CHRISTOPHER W. CLAUS
                                             -----------------------------------
                                             Christopher W. Claus, President


                                    USAA LIFE  INVESTMENT TRUST,
                                             on  behalf of and  for  the benefit
                                             of its series of Funds as set forth
                                             on SCHEDULE  A to the Agreement

                                    By:      /S/ JAMES M. MIDDLETON
                                             -----------------------------------
                                             James M. Middleton, President

                         LOANS AND PAYMENT OF PRINCIPAL

This schedule (grid) is attached to and made a part of the Promissory Note dated January 09, 2003, executed severally and not jointly by USAA MUTUAL FUND, INC., USAA INVESTMENT TRUST, USAA TAX EXEMPT FUND, INC., USAA STATE TAX-FREE TRUST and USAA LIFE INVESTMENT TRUST (not in their individual capacity, but on behalf of and for the benefit of the series of funds comprising each such Borrower) payable to the order of USAA CAPITAL CORPORATION.

[GRID}
Date of Loan


Borrower
and Fund


Amount of
Loan

Type of Rate and
Interest
Rate on Date of
Borrowing


Amount of
Principal
Repaid


Date of
Repayment


Other
Expenses


Notation made
by